Exhibit 99.1

Date: November 1, 2016	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather H. Burnham
Phone: 949-851-1473
http://www.corvel.com

CorVel Announces Revenues and Earnings

IRVINE, California, November 1, 2016 — CorVel Corporation (NASDAQ: CRVL) announced the results for the quarter and six months ended September 30, 2016. Revenues for the quarter ended September 30, 2016 were $128.2 million, up 3% from $124.5 million in the same quarter of the prior year. Earnings per share for the quarter ended September 30, 2016 were $0.35 and were $0.41 for the same quarter of the prior year.

Revenues for the six months ended September 30, 2016 were $256.7 million, up 2% from $251.4 million in the same period of the prior year. Earnings per share for the six months ended September 30, 2016 were $0.73 and were $0.75 for the same period of the prior year.

Revenue growth for the quarter was driven by a 13% increase in the Company’s claims management services. However staffing and adjusting to the new laws for time management resulted in recruiting expenses and legal fees. The Company is also experiencing extended sales cycles due to the economic uncertainty in the healthcare marketplace caused by the election and the evolving conditions under the Affordable Care Act.

About CorVel

CorVel Corporation is a national provider of innovative workers’ compensation, auto, liability and health solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch throughout the risk management process so our clients can intervene early and often while being connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations and claims management services. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2016 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation

Quarterly Results — Income Statement

Quarter and Six Months Ended September 30, 2015 and September 30, 2016

Quarter Ended	September 30, 2015	September 30, 2016
Revenues	124,460,000	128,219,000
Cost of revenues	97,776,000	102,307,000

Gross profit	26,684,000	25,912,000

General and administrative	13,209,000	14,644,000

Income from operations	13,475,000	11,268,000

Income tax expense	5,208,000	4,316,000

Net income	8,267,000	6,952,000

Earnings Per Share:
Basic	$0.42	$0.36
Diluted	$0.41	$0.35

Weighted Shares
Basic	19,902,000	19,581,000
Diluted	20,063,000	19,733,000

Six months ended	September 30, 2015	September 30, 2016
Revenues	251,399,000	256,678,000
Cost of revenues	198,532,000	205,184,000

Gross profit	52,867,000	51,494,000

General and administrative	28,171,000	28,105,000

Income from operations	24,696,000	23,389,000

Income tax expense	9,529,000	8,946,000

Net income	15,167,000	14,443,000

Earnings Per Share:
Basic	$0.76	$0.74
Diluted	$0.75	$0.73

Weighted Shares
Basic	20,026,000	19,577,000
Diluted	20,199,000	19,743,000

CorVel Corporation

Quarterly Results — Condensed Balance Sheet

March 31, 2016 (audited) and September 30, 2016 (unaudited)

	March 31, 2016	September 30, 2016
Cash	32,779,000	40,862,000
Customer deposits	25,649,000	31,189,000
Accounts receivable, net	59,747,000	60,445,000
Prepaid expenses and taxes	4,933,000	6,201,000
Property, net	53,268,000	57,386,000
Goodwill and other assets	43,893,000	44,155,000

Total	220,269,000	240,238,000

Accounts and taxes payable	13,233,000	16,172,000
Accrued liabilities	67,182,000	70,439,000
Deferred tax liability	7,906,000	7,479,000
Paid in capital	130,468,000	134,424,000
Treasury stock	-391,803,000	-396,002,000
Retained earnings	393,283,000	407,726,000

Total	220,269,000	240,238,000